UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2005

TECHNOLOGY INVESTMENT CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0118736
(State or Other Jurisdictionof Incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

8 Sound Shore Drive, Suite 255
Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 26, 2005, the Board of Directors of Technology Investment Capital Corp. (the "Company") authorized a bonus of $300,000 to be paid to Patrick F. Conroy, who serves as the Company's Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary. The entire amount of Mr. Conroy's bonus will be paid directly by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2005	TECHNOLOGY INVESTMENT CAPITAL CORP
By /s/ Saul B. Rosenthal
Saul B. Rosenthal President